EXHIBIT 10.2

INDEMNITY AGREEMENT

This Agreement is made as of                       , 200   , by and between Metro One Telecommunications Inc., an Oregon corporation (the “Corporation”), and                                              (“Indemnitee”), a director and/or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers of the Corporation and its subsidiaries the most capable persons available; and

WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that adequate coverage of directors’ and officers’ liability insurance may be severely limited or unavailable; and

WHEREAS, the Third Restated Articles of Incorporation of the Corporation (the “Articles”) require indemnification of the current and former directors and officers to the fullest extent not prohibited by law, and provide for the advancement of expenses; and

WHEREAS, the Articles and the Oregon Business Corporation Act (the “Act”) expressly provide that the indemnification and entitlement to advancement of expenses provided by the Act (or, in the case of the Articles, provided by the Articles or the Act) are not exclusive, and thereby contemplate that agreements may be entered into between the Corporation and directors and officers with respect to indemnification and provision for advancement of expenses; and

WHEREAS, Indemnitee does not regard the protection available under the Articles and insurance adequate in the present circumstances, and may not be willing to serve as a director or officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity.

NOW THEREFORE, the Corporation and Indemnitee agree as follows:

1.                                       Agreement to Serve.  Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation and/or one or more of its subsidiaries for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders a resignation in writing.

2.                                       Definitions.  As used in this Agreement:

(a)                                  The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, and whether brought in the right of the Corporation or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether formal or informal, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, or is or was a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) with respect to any benefit plan of the Corporation, or is or was serving at the request of the Corporation as a director, officer or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b)                                 The term “Expenses” includes, without limitation thereto, expense of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by Indemnitee, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Section 7 of this Agreement, but shall not include the amount of judgments or fines against Indemnitee.

(c)                                  References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the corporation” shall include any service as a director, officer or fiduciary which imposes duties on, or involves services by, such director, officer or fiduciary with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants in and beneficiaries of the plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

3.                                       Indemnity in Third Party Proceedings.  The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments and fines actually and reasonably incurred by Indemnitee in connection with such Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.  The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interest of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.                                       Indemnity in Proceedings By or In the Right of the Corporation.  The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which such person shall have been adjudged by a court to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

5.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been wholly successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6.                                       Advances of Expenses.  The Expenses incurred by Indemnitee pursuant to Sections 3, 4 and 8 in any Proceeding shall be paid by the Corporation in advance at the written request of Indemnitee, if Indemnitee shall furnish the Corporation a written affirmation of the Indemnitee’s good faith belief that Indemnitee is entitled to be indemnified by the Corporation under this Agreement and shall undertake to repay such amount to the extent that it is ultimately determined by a court that Indemnitee is not entitled to be indemnified by the Corporation.  Such advances shall be made without regard to Indemnitee’s ability to repay such expenses and without regard to the Indemnitee’s ultimate entitlement of indemnification.

7.                                       Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.  Any indemnification or advances under Sections 3, 4, 6 or 8 shall be made no later than 45 days after receipt of the written request of Indemnitee, unless a determination is made within such 45-day period that the Indemnitee has not met the relevant standards for indemnification set forth in Section 3, 4 or 8 or that an exclusion set forth in Section 9 is applicable, by:

(a)                                  the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding; or

(b)                                 if a quorum cannot be obtained under paragraph (a) of this Section 7, by a majority vote of a committee duly designated by the full board of directors (including directors who are parties to the Proceeding) consisting solely of two or more directors not at the time parties to the Proceeding; or

(c)                                  by special legal counsel selected by the board of directors or its committee in the manner described in paragraph (a) or (b) of this Section 7, or if a quorum of the board of directors cannot be obtained under paragraph (a) of this Section 7 and a committee cannot be designated under paragraph (b) of this Section 7, the special legal counsel shall be selected by a majority vote of the full board of directors (including directors who are parties to the Proceeding).

The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.  The burden of proving that indemnification or advances are not appropriate shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or special legal counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or special legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.  Indemnitee’s expenses incurred in connection with successfully establishing Indemnitee’s right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

8.                                       Additional Indemnification.

(a)                                  Notwithstanding any limitation in Sections 3 or 4, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 8(a) to the fullest extent permitted by law if Indemnitee is party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) involving a claim against Indemnitee for breach of fiduciary duty by Indemnitee against all Expenses, judgments and fines actually and reasonably incurred by Indemnitee in connection with such Proceeding, provided that no indemnity shall be made under this Section 8(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law or with respect to an unlawful distribution under Oregon Revised Statutes (“ORS”) 60.367.

(b)                                 Notwithstanding any limitation in Sections 3, 4 or 8(a), the Corporation shall indemnify Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments and fines actually and reasonably incurred by Indemnitee in connection with such Proceeding to the fullest extent permitted by the Act, including the nonexclusivity provision of ORS 60.414(1) and any successor provision and including any amendments to the Act adopted after the date hereof that may increase the extent to which a corporation may indemnify its directors and officers.

(c)                                  The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles, the Corporation’s Bylaws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee’s official capacity or as to action in another capacity while holding such office.  The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

9.                                       Exclusions.  Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification or advances in connection with any claim made against Indemnitee:

(a)                                  for which payment is required to be made to or on behalf of Indemnitee under any insurance policy, except with respect to any excess beyond the amount of required payment under such insurance, unless payment under such insurance policy is not made after reasonable effort by Indemnitee to obtain payment.  The Corporation shall be subrogated with respect to any other rights of Indemnitee with respect to any payment made by or on behalf of the Corporation under this Agreement; or

(b)                                 for any transaction from which Indemnitee derived an improper personal benefit; or

(c)                                  for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities

Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law.

10.                                 Partial Indemnification.  If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments and fines actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments or fines to which Indemnitee is entitled.

11.                                 Mutual Acknowledgement.  The Corporation and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying Indemnitee under this Agreement or otherwise.  For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.  Furthermore, Indemnitee understands that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit for judicial determination the issue of the Corporation’s power to indemnify Indemnitee in certain circumstances.  All of the Corporation’s obligations under this Agreement will be subject to the requirements of any such undertaking required by the SEC to be made by the Corporation.

12.                                 Severability.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments and fines with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

13.                                 Notice.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnity will or could be sought under this Agreement.  Notice to the Corporation shall be directed to Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, Attention: Corporate Secretary (or such other address as the Corporation shall designate in writing to Indemnitee).  Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.  In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

14.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

15.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with Oregon law.

16.                                 Successors and Assigns.  This Agreement shall be binding upon the Corporation and its successors and assigns.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

METRO ONE TELECOMMUNICATIONS, INC.

By

Name:

Title:

INDEMNITEE

By

Name: